Exhibit 99.3

EXACTTARGET, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of ExactTarget, Inc. (the "Company") and Pardot, LLC ("Pardot") after giving effect to the Company's acquisition of Pardot on October 9, 2012 (the "acquisition date") and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

EXACTTARGET, INC.
Pro Forma Condensed Combined Balance Sheet
(Unaudited; in thousands)

	Historical		Pro Forma
	As of September 30, 2012
	ExactTarget	Pardot (Note 1)	Adjustments (Note 3)		Combined Balance Sheet
Assets
Current Assets:
Cash and cash equivalents	$212,019	$221	$(85,449)	(A)	$126,791
Accounts receivable, net	51,597	757	—		52,354
Prepaid expenses and other current assets	17,303	248	—		17,551
Total current assets	280,919	1,226	(85,449)		196,696
Property and equipment, net	60,422	292	—		60,714
Goodwill	18,279	—	77,822	(C)	96,101
Other non-current assets	4,917	31	17,721	(B)	22,669
Total assets	$364,537	$1,549	$10,094		$376,180

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,607	$366	$—		$7,973
Accrued liabilities	15,856	125	—		15,981
Accrued compensation and related expenses	13,282	256	—		13,538
Current portion of long-term obligations and other	1,446	—	—		1,446
Deferred revenue	48,829	2,328	(1,432)	(G)	49,725
Line of credit	—	950	(950)	(F)	—
Total current liabilities	87,020	4,025	(2,382)		88,663
Other non-current liabilities	5,554	—	—		5,554
Total liabilities	$92,574	$4,025	$(2,382)		$94,217

Stockholders’ equity:
Common stock	$34	$—	$—		$34
Additional paid in capital	427,128	—	10,000	(D)	437,128
Accumulated other comprehensive loss	(1,055)	—	—		(1,055)
Accumulated deficit	(154,144)	(2,476)	2,476	(E)	(154,144)
Total stockholders' equity	271,963	(2,476)	12,476		281,963
Total liabilities and stockholders' equity	$364,537	$1,549	$10,094		$376,180

See notes to unaudited pro forma combined financial information.

EXACTTARGET, INC.
Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
(Unaudited; in thousands, except share and per share data)

	Historical		Pro Forma
	Nine Months Ended September 30, 2012
	ExactTarget	Pardot (Note 1)	Adjustments (Note 3)		Combined Operations
Revenue:
Subscription	$165,438	$8,923	$—		$174,361
Professional services	42,592	—	—		42,592
Total revenue	208,030	8,923	—		216,953
Cost of revenue:
Subscription	38,922	2,555	3,268	(B) (H)	44,745
Professional services	33,454	—	—		33,454
Total cost of revenues	72,376	2,555	3,268		78,199
Gross profit	135,654	6,368	(3,268)		138,754
Operating expenses:
Sales and marketing	79,227	4,572	1,046	(B) (H)	84,845
Research and development	36,646	1,333	583	(H)	38,562
General and administrative	27,435	1,556	(420)	(H) (I)	28,571
Total operating expenses	143,308	7,461	1,209		151,978
Operating loss	(7,654)	(1,093)	(4,477)		(13,224)
Other expense, net	(352)	(8)	—		(360)
Loss before taxes	(8,006)	(1,101)	(4,477)		(13,584)
Income tax expense	—	—	—		—
Net loss	$(8,006)	$(1,101)	$(4,477)		$(13,584)

Other comprehensive loss:
Foreign currency translation adjustment	(4)	—	—		(4)
Comprehensive loss	$(8,010)	$(1,101)	$(4,477)		$(13,588)

Net loss per common share - basic and diluted	$(0.16)				$(0.27)
Weighted average number of common shares outstanding - basic and diluted	49,072,974		423,370		49,496,344

See notes to unaudited pro forma combined financial information.

EXACTTARGET, INC.
Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
(Unaudited; in thousands, except share and per share data)

	Historical		Pro Forma
	Year Ended December 31, 2011
	ExactTarget	Pardot (Note 1)	Adjustments (Note 3)		Combined Operations
Revenue:
Subscription	$170,696	$6,968	$—		$177,664
Professional services	36,797	—	—		36,797
Total revenue	207,493	6,968	—		214,461
Cost of revenue:
Subscription	40,333	1,948	3,581	(B) (H)	45,862
Professional services	29,862	—	—		29,862
Total cost of revenues	70,195	1,948	3,581		75,724
Gross profit	137,298	5,020	(3,581)		138,737
Operating expenses:
Sales and marketing	93,559	3,626	1,279	(B) (H)	98,464
Research and development	41,390	1,165	738	(H)	43,293
General and administrative	25,985	1,127	22	(H)	27,134
Total operating expenses	160,934	5,918	2,039		168,891
Operating loss	(23,636)	(898)	(5,620)		(30,154)
Other expense, net	(1,001)	1	—		(1,000)
Loss before taxes	(24,637)	(897)	(5,620)		(31,154)
Income tax expense	10,798	—	—		10,798
Net loss	$(35,435)	$(897)	$(5,620)		$(41,952)

Other comprehensive loss:
Foreign currency translation adjustment	(948)	—	—		(948)
Comprehensive loss	$(36,383)	$(897)	$(5,620)		$(42,900)

Net loss per common share - basic and diluted	$(4.05)				$(4.68)
Weighted average number of common shares outstanding - basic and diluted	8,750,540		423,370		9,173,910

See notes to unaudited pro forma combined financial information.

EXACTTARGET, INC,
Notes to Unaudited Pro Forma Combined Financial Information
(Unaudited; in thousands except share data or stated otherwise)

(1) Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2012, and the unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2012 and for the year ended December 31, 2011, are based on the historical financial statements of the Company and Pardot after giving effect to the Company's acquisition of Pardot. The assumptions, reclassifications and adjustments are described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 805, Business Combinations. In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The fair values assigned to Pardot's tangible and intangible assets acquired and liabilities assumed are based on management's estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but the provisional measurements of fair value are subject to change. The Company expects to finalize the valuation of the net tangible and intangible assets as soon as practicable.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that would have been reported had the Pardot acquisition been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operations or financial position. The unaudited pro forma combined financial information do not reflect any operating revenue synergies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma combined financial information should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes in the Company's registration statement on Form S-1, as amended, filed with the SEC in September 2012 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 and Pardot's historical consolidated financial statements and accompanying notes included in this Form 8-K/A in Exhibit 99.2 for the year ended December 31, 2011 and the nine months ended September 30, 2012.

(a) Accounting Periods Presented
Pardot's historical fiscal year ended on December 31 for purposes of this unaudited pro forma combined financial information. Certain pro forma adjustments were made to conform Pardot's accounting policies to the Company's accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 is presented as if the Pardot acquisition had occurred on September 30, 2012. As such, the pro forma balance sheet as of September 30, 2012 combines the historical balance sheet of the Company at September 30, 2012 and the historical balance sheet of Pardot at September 30, 2012.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Company and Pardot for the nine months ended September 30, 2012 and year ended December 31, 2011 are presented as if the Pardot acquisition had taken place on January 1, 2011. As such, the pro forma statement of operations and comprehensive loss for the nine months ended September 30, 2012 combines the historical results of the Company for the nine months ended September 30, 2012 and the historical results of Pardot for the nine months ended September 30, 2012.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Company and Pardot for the year ended December 31, 2011 combines the historical results of the Company for the year ended December 31, 2011 and the historical results of Pardot for the year ended December 31, 2011.

(b) Reclassification
The following reclassification has been made to the presentation of Pardot's historical financial statements in order to conform to the Company's presentation:

•	Pardot's accrued liabilities of $0.3 million was reclassified as accrued compensation and related expenses to conform with the Company's presentation.

(2) Acquisition of Pardot, LLC

As consideration for the Pardot acquisition, the Company paid $85.5 million in cash and issued 423,370 shares of its Common Stock valued at $10.0 million based on the October 8, 2012 New York Stock Exchange closing price. Of the total consideration paid, $7.6 million was deposited and held in escrow to secure indemnification obligations. Former owners of Pardot who received shares of Company common stock also entered into a stock restriction agreement prohibiting the sale of such shares for six months.

The following table summarizes the preliminary fair values of assets acquired and liabilities assumed as of the date of acquisition:

As of October 9, 2012
Current assets	$1,197
Other non-current assets	383
Current liabilities	(1,022)
Deferred revenue	(900)
Intangible assets	17,721
Goodwill	78,070
Preliminary net assets, net of cash acquired	$95,449

The following table sets forth the preliminary components of identifiable intangible assets acquired and their estimated useful lives as of the date of acquisition:

	Preliminary Fair Value	Estimated Useful Life (in years)
Acquired technology	$14,693	6
Customer relationships	1,375	5
Trademark	1,653	3
Total preliminary identified intangible assets subject to amortization	$17,721

Acquired technology represents the preliminary estimated fair value of Pardot's marketing automation software. Customer relationships represent the preliminary fair values of the underlying relationships and agreements with Pardot customers. The trademark represents the Pardot trademark that the Company intends to use for a given period of time. The $78.1 million goodwill balance is attributed to the assembled workforce and expanded market opportunities when integrating Pardot's marketing automation software with the Company's suite of marketing software solutions. The goodwill balance is deductible for U.S. income tax purposes.

(3) Pro Forma Adjustments

The following pro forma adjustments are included in the Company's unaudited pro forma combined financial information:

(A) To record the net cash component of the consideration paid for Pardot members' units.

(B) To record the preliminary fair values of the intangible assets acquired in connection with the Company's acquisition of Pardot and associated amortization expenses as follows:

	Preliminary Fair Value	Annual Amortization Based Upon Preliminary Fair Values	Nine Month Amortization Based Upon Preliminary Fair Values	Preliminary Estimated Useful Life (in years)
Acquired technology	$14,693	$2,697	$2,565	6
Customer relationships	1,375	259	241	5
Trademarks	1,653	592	461	3
Total preliminary fair value of intangibles	$17,721	$3,548	$3,267

(C) To record the preliminary estimate of goodwill for the Company's acquisition of Pardot. The preliminary estimate of goodwill represents the excess of purchase consideration over the estimated fair value of net tangible and identifiable intangible assets acquired. The estimated fair value of the net tangible assets acquired was based on asset and liability balances as of September 30, 2012 and do not reflect the actual fair value adjustments that were recorded as of the acquisition date.

(D) To record the issuance of 423,370 shares of the Company's common stock issued as consideration for the purchase of Pardot's members' units.

(E) To eliminate Pardot's historical members' deficit and record certain acquisition related expenses incurred by Pardot as of the acquisition date.

(F) To eliminate Pardot's line of credit that was terminated subsequent to September 30, 2012, and repaid at closing of the acquisition.

(G) To record the preliminary fair values and the historical carrying amounts of Pardot's deferred revenues. The preliminary fair values represent amounts equivalent to the estimated costs plus an appropriate profit margin to fulfill the obligations assumed. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the deferred revenue balances of Pardot as of September 30, 2012 and do not reflect the actual fair value adjustments that were recorded as of the acquisition date.

(H) To record the estimated stock-based compensation expense related to stock options and restricted stock-based awards, issued in connection with the acquisition, using straight-line amortization method over the remaining vesting periods.

	Year Ended December 31,	Nine Months Ended September 30,
	2011	2012
Cost of revenue - subscription	$884	$703
Sales and marketing	428	344
Research and development	738	583
General and administrative	22	16
Total stock-based compensation expense	$2,072	$1,646

(I) To eliminate acquisition related transaction costs that were incurred by Pardot and the Company in the nine months ended September 30, 2012.